Exhibit 99.2

EMPLOYMENT AND NON-COMPETITION AGREEMENT

This EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Agreement”) made as of this 3rd day of March, 2015, by and between Colin Watts (the “Executive”) and Vitamin Shoppe, Inc., a Delaware corporation, (the “Parent”), Vitamin Shoppe Industries Inc., a New York corporation (“VSI”) and all of their subsidiaries and affiliates (collectively, the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to employ the Executive, the Executive wishes to be employed by the Company and the parties desire to set forth the terms and conditions of such employment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1. Position and Responsibilities.

(A) The Executive shall, effective April 6, 2015 (the “Effective Date”), serve as Chief Executive Officer of the Company and, in such capacity, shall be responsible for the general management of the business, affairs and operations of the Company, shall perform such duties as are customarily performed by a chief executive officer of a company of a similar size, and shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder; provided, however, that in exercising such power and authority and performing such duties, he shall at all times be subject to the authority of the Board of Directors of the Parent. The Executive shall report to the Board of Directors of the Parent or the Executive Chairman and/or Chairman of the Parent.

(B) On the later of the Effective Date or April 29, 2015, the Executive shall be appointed a director of the Parent and of VSI, and shall be nominated to each respective board each year thereafter.

(C) The Executive agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company’s business. Notwithstanding the foregoing, upon the approval of the Nomination Committee of the Parent, the Executive may serve as a director of no more than one for profit company that is not a Competitive Business (as defined in Section 6), provided that such service does not interfere with the Executive’s obligations hereunder. In its sole discretion, the Board of Directors of the Parent may permit or refuse to permit the Executive to serve as a director of additional for profit companies on a case by case basis.

2. Compensation; Salary, Bonus and Other Benefits. During the term of this Agreement, the Company shall pay the Executive the following compensation, including the following annual salary, bonus and other fringe benefits, subject to all applicable federal and state withholding, payroll and other taxes.

(A) Salary. In consideration of the services to be rendered by the Executive to the Company, the Company shall pay to the Executive a base salary of $700,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the “Base Salary”). Except as may otherwise be agreed, the Base Salary shall be payable in conformity with the Company’s customary practices for executive compensation as such practices shall be established or modified from time to time but shall be payable not less frequently than monthly. The Executive shall receive such increases in his Base Salary as the Board of Directors of the Parent may from time to time approve in its sole discretion; provided, however, that the Executive’s Base Salary will be reviewed not less often than annually, with the first performance and financial review to occur in March 2016. The Executive’s Base Salary may not be decreased without his written consent, unless such reduction is part of an overall salary reduction program that impacts all officers of the Company.

(B) Bonus and Equity Incentive Compensation.

(i) As soon as practicable following Executive’s commencement of employment with the Company, he shall be paid a one-time, taxable cash bonus of $500,000 (the “Sign On Bonus”). The after-tax portion of the Sign On Bonus (i.e., net of income and employment tax withholding) shall be subject to repayment if the Executive resigns voluntarily (as defined in Section 5A) or is terminated by the Company with Cause (as defined in Section 5B) before his second anniversary with the Company. Repayment shall be made within five (5) business days of the Executive’s last date of employment with the Company. This Sign On Bonus is being granted to help with Executive’s transition of employment from his current company to VSI and is intended to cover any and all such potential costs, including without limitation forfeited equity and expenses related to relocation. No additional payments will be made to Executive under any other Company policy or plan, unless specifically provided for in this Agreement. To the extent permitted by law, the Company may offset any repayment owed by the Executive to the Company pursuant to this Section against any amounts payable to the Executive by the Company at the time that any such repayment is due and owing. The Sign On Bonus will not be included as earnings for calculation of the annual MIP award (defined below) or any other benefit or compensation plan.

(ii) For each calendar year during the term of this Agreement, the Executive shall be eligible for a cash bonus award (the “Annual Cash Bonus”) with a target amount of one hundred percent (100%) of his then current Base Salary pursuant to the Company’s then current Management Incentive Program (“MIP”). Executive’s Annual Cash Bonus for the 2015 calendar year shall be calculated under the MIP based on the Executive’s Base Salary for the portion of the calendar year from the Effective Date through December 31, 2015, and the amount of the Annual Cash Bonus for 2015 will not be less than $230,000. As currently constituted the MIP is based upon (i) the Company’s satisfaction of operating objectives specified by the Parent’s Board of Directors each year in its sole discretion, and (ii) individual members of management’s satisfaction of certain individual operating objectives based upon their area of responsibility as specified by the Parent’s Board of Directors in its sole discretion. The Executive acknowledges that the Parent’s Board of Directors reserves the right to change the structure of the MIP from time to time, provided that any change will not affect the Executive’s ability to receive an Annual Cash Bonus of up to a target amount of one hundred percent (100%) of the Executive’s Base Salary, in any year after the first calendar year of this Agreement. The Executive shall be paid his Annual Cash Bonus on or about March 1st of the calendar year following the year to which such bonus relates, and in all events on or before March 15th of such year. The parties acknowledge that the determination of the

Annual Cash Bonus for the year in which the Executive’s employment terminates (and possibly for the prior year) shall not be known on the date that the Executive’s employment terminates, and, if any, shall be paid by the Company to the Executive not more than thirty (30) days after the determination thereof, but in all events on or before March 15th of the calendar year following the calendar year to which such Annual Cash Bonus relates.

(iii) Executive will be eligible to take part in the Company’s stock incentive program at an amount and form determined by the Parent’s Board of Directors each year in its sole discretion. Subject to the terms and conditions of the equity plan approved by the Parent’s Board of Directors, Executive will be eligible for an equity grant in 2015 in a target amount of $1,000,000, to be awarded in a form substantially similar to the annual equity grant approved by the Parent’s Board of Directors for other senior executives of the Company. Equity grants are made at the sole discretion of the Parent’s Board of Directors and subject to the terms and conditions of the equity plan and form of grant agreement.

(iv) The Executive acknowledges and agrees that as required under law or Company policy, bonus and equity incentive compensation to the extent received based on erroneous information, are subject to recoupment for a three year period in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the federal securities laws.

(C) Benefits. The Executive will be entitled to participate, in accordance with the provisions thereof, in any health, disability and life insurance and other employee benefit plans and programs made available by the Company to its management employees generally unless such participation is prohibited by applicable law, by the terms of a policy, or would violate any applicable non-discrimination provision of ERISA or the Internal Revenue Code of 1986, as amended (the “Code”); provided the Executive makes timely premium payments and contributions in the same amounts paid by the then current officer level employees. The Company reserves the right to modify from time-to-time any and all benefits granted to the Executive, including the right to eliminate or add benefits, provided that such modifications are not inconsistent with any modifications made to the benefits of other senior executives.

(D) Reimbursement of Expenses.

(i) The Company shall reimburse the Executive for any and all out-of-pocket expenses reasonably incurred by the Executive during the term of his employment in connection with his duties and responsibilities as Chief Executive Officer of the Company, provided that the Executive complies with the policies, practices and procedures of the Company regarding expense reimbursement, including submission of expense reports, receipts or similar documentation of such expenses.

(ii) The Company shall reimburse the Executive for his reasonable legal expenses incurred in connection with the negotiation and documentation of this Agreement and any related agreements, up to a maximum of fifteen thousand dollars ($15,000.00) in total, upon submission of documentation of said expense.

(iii) All reimbursements under this Section 2(D) shall be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred.

(E) Paid Time Off. The Executive shall be entitled to no less than twenty-seven (27) days of paid time off annually, in accordance with the plans, practices, policies and programs applicable to the Company’s management employees generally. In addition to the above, the Executive shall be eligible to take holidays in accordance with Company policy and practice.

(F) Forfeiture and Repayment. The Executive agrees and acknowledges that amounts and awards payable pursuant to this Agreement or any bonus or incentive plan are subject to forfeiture and recoupment and may be cancelled without payment and/or a demand for repayment of any amounts or gains realized may be made upon the Executive on the basis of the Company’s forfeiture and recoupment policies, or on the basis of any of the following circumstances: (i) if during the course of employment the Executive engages in conduct that is (x) materially adverse to the interest of the Company, which include failures to comply with the Company’s written rules or regulations and material violations of any agreement with the Company, (y) fraud, or (z) conduct contributing to any financial restatements or irregularities; (ii) if during the course of employment, the Executive competes with, or engages in the solicitation and/or diversion of customers or employees of the Company; (iii) if following termination of employment, the Executive violates any post-termination obligations or duties owed to, or any agreement with the Company, which includes this Agreement and other agreements restricting post-employment conduct; and (iv) if compensation that is promised or paid to the Executive is required to be forfeited and/or repaid to the Company pursuant to applicable regulatory requirements as in effect from time to time and/or such forfeiture or repayment affects amounts or benefits payable under this Agreement or other plan or arrangement.

3. Term. The term of the Executive’s employment hereunder shall continue until terminated as provided in Section 5 of this Agreement.

4. Key Man Life Insurance. The Company may apply for and obtain and maintain a Key Man Life Insurance policy in the name of the Executive in such amount as the Company may determine, the beneficiary of which shall be the Company. The Executive shall submit to physical examinations and answer reasonable questions in connection with the application for and, if obtained, the maintenance of, as may be required, such insurance policy.

5. Termination. The Executive’s Term of employment under this Agreement may be terminated as follows:

(A) At the Executive’s Option. The Executive may terminate his employment at any time upon at least sixty (60) days’ advance written notice to the Company. In such event, the Executive shall be entitled to no severance or other termination benefits from and after the termination of his employment, except as provided in Sections 5(G), 5(H) and 5(I) hereof.

(B) At the Election of the Company With Cause. The Company may, unilaterally, terminate the Executive’s employment hereunder “with cause” at any time during the term of this Agreement upon written notice to the Executive. Termination of the Executive’s employment by the Company shall constitute a termination “with cause” under this Section 5(B) only if such termination is for one or more of the following causes: (i) theft or misappropriation of funds or other property of the Company of material value; (ii) alcoholism or drug abuse, either of which materially impair the ability of the Executive to perform his duties and responsibilities hereunder or is materially injurious to the business of the Company; (iii) the conviction of a felony, or pleading guilty or nolo contender to a felony involving moral turpitude; (iv) intentionally causing the Company to violate a material local, state or federal law in any material respect; (v) gross negligence or willful misconduct in the conduct or management of the Company which materially affects the Company, and only if not remedied within thirty (30) days after receipt of written notice from the Parent’s Board of Directors; (vi) willful refusal to comply with any significant policy, directive or decision of the Parent’s Board of Directors in furtherance of a lawful business purpose or willful refusal to perform the duties lawfully assigned to the Executive by the Board consistent with the Executive’s functions, duties and responsibilities, in each case, in any material respect, and only if not remedied within thirty (30) days after receipt of written notice from the Parent’s Board of Directors; (vii) material breach (other than by physical or mental illness, injury, or condition) of this Agreement or the Company’s Code of Business Conduct which materially harms the Company, and only if not remedied within thirty (30) days after receipt of written notice from the Company; (viii) material violation of the Company’s operating and or financial/accounting procedures which results in material loss to the Company; or (ix) material violation of the Company’s confidentiality and non-compete requirements. In the event of a termination “with cause” pursuant to the provisions of clauses (i) through (ix) above, inclusive, the Executive shall be entitled to no severance or other termination benefits, except as provided in Sections 5(G), 5(H) and 5(I) hereof. If subsequent to the commencement of payment of benefits under Sections 5(C) or (D) below, the Company discovers that the Executive committed acts while employed with the Company which would have constituted cause as set forth above, the Company may cease further payments of such benefits under this Agreement and may require the Executive to reimburse the Company for all such benefits paid previously.

(C) At the Election of the Company for Reasons Other than With Cause. The Company may, unilaterally, terminate the Executive’s employment hereunder at any time during the term of this Agreement without cause upon five (5) business days’ prior written notice to the Executive of the Company’s election to terminate. Upon a termination under this Section 5(C), the Company shall provide Severance Pay equal to one hundred four (104) weeks of the Executive’s Base Salary, paid in accordance with the Company’s normal payroll schedule. The Executive shall not be eligible for any severance or other benefits under the Company’s Executive Severance Pay Policy as it may be amended from time to time (the “Policy”). In addition to the Severance Pay described above, the Executive shall be entitled to the following:

(i) The payment of any unpaid Annual Cash Bonus for the year preceding the year in which Executive’s employment terminates; and

(ii) Subject to the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), until the earlier to occur of (x) a period of twelve (12) months from the date of termination of the Executive’s employment, and (y) the time when the Executive becomes eligible for insurance coverage offered by any subsequent employer (the “Insurance Continuation Period”), allow the Executive to continue to participate in all life, health, disability and similar insurance plans and programs of the Company to the extent that such continued participation is possible under the general terms and provisions of such plans and programs and applicable law, and the Company will reimburse (subject to applicable tax withholding) the Executive for the excess of the amount the

Executive has paid for such COBRA coverage over the same rate as paid by similarly situated employees from time to time for non-COBRA coverage. Any reimbursement by the Company to the Executive required under this Section 5(C)(i) shall be made on the last day of the month in which the Executive pays the amount required for such coverage, provided evidence of payment to the insurer has been furnished to the Company before such date. If the Executive is a “specified employee” (as described in Section 25(B) below) and the benefits specified in this Section 5(C)(i) are taxable to the Executive and not otherwise exempt from Code Section 409A, the following provisions shall apply to the reimbursement or provision of such benefits. Any amounts to which the Executive would otherwise be entitled under this Section 5(C)(i) during the first six months following the date of the Executive’s separation from service shall be accumulated and paid to the Executive on the date that is six months and one day following the date of his separation from service. Except for any reimbursements under the applicable group health plan that are subject to a limitation on reimbursements during a specified period, the amount of expenses eligible for reimbursement under this Section 5(C)(i) during one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year. Any reimbursement of an expense described in this Section 5(C)(i) shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred. The Executive’s right to reimbursement pursuant to this Section 5(C)(ii) shall not be subject to liquidation or exchange for another benefit.

(iii) In addition to the benefits described in clauses (i) and (ii) above, if the Company terminates the Executive’s employment without cause upon the occurrence of a Change in Control, as defined below, or within two years after a Change in Control, the Company shall, in lieu of the Severance Pay described above and in lieu of any severance or other benefits under the Policy, provide the following additional benefits, the cash payments of which in subsections (W) and (X) below are to be paid on the sixty-fifth (65th) day (or the next following business day if the sixty-fifth (65th) day is not a business day) following the date of termination:

(W) a lump sum cash payment equal to the result of multiplying (A) the sum of (x) the Executive’s Base Salary, plus (y) the Executive’s target annual bonus by (B) 2.00; and

(X) if the Company’s performance equals or exceeds the business plan for the year in which the Change in Control occurs, a cash payment equal to the Executive’s target (100%) annual bonus for the fiscal year in which the Executive’s date of termination occurs, multiplied by a fraction the numerator of which shall be the number of full calendar months the executive employee was employed by the Company during the fiscal year in which the date of termination occurred and the denominator of which is 12; and

(Y) for two (2) years after the Executive’s date of termination, the Executive, his eligible spouse and his eligible dependents will continue to be entitled to participate in the Executive’s group health plans in which the Executive participates immediately prior to his date of termination at the same rate as paid by similarly situated employees from time to time, provided that the Executive timely elects continuation coverage under Section 4980B(f) of the Code; and provided, further, that to the extent that such health plan does not permit continuation of the Executive’s or his spouse’s or dependents’ participation throughout such period, the Company shall provide the Executive, on the first business day of each calendar quarter, in advance, with an amount which is equal to the Company’s cost of providing such benefits, less the applicable employee rate of participation; and

(Z) for a period of one (1) year following the Executive’s date of termination, the Company shall make certain reasonable executive level outplacement services available to the Executive, as provided by the outplacement providers with whom the Company has a relationship at the time of the Executive’s date of termination.

For purposes of this Agreement, “Change in Control” means the first (and only the first) to occur of the following:

(I) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becoming the beneficial owner (as defined in Rule 13d 3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities on the date in which any “person” directly or indirectly becomes the beneficial owner;

(II) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in paragraph (a) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company on the date in which the merger or consolidation as stated herein is finalized; or

(III) the sale of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

(D) At the Election of the Executive for Certain Reasons. The Executive may terminate his employment upon written notice to the Company if, upon the occurrence of a Change in Control or within two years after a Change in Control, the Executive experiences an

Adverse Change in Status, as defined below, without his written consent, which is not remedied within thirty (30) days after which the Executive gives written notice to the Parent’s Board of Directors of the same. In order to exercise his right to terminate his employment under this Section 5(D), the Executive must provide written notice to the Parent’s Board of Directors within ninety (90) days of such change, and if the change is not remedied must terminate within two (2) years of such change. If the Executive terminates his employment under this Section 5(D), the Company shall provide the Severance Pay and other benefits described in Sections 5(C)(i), (ii) and (iii), and the Executive shall not be eligible for any severance or other benefits under the Policy. For purposes of this Agreement, “Adverse Change in Status” means a material adverse change in the Executive’s total compensation, function, duties, title or responsibilities from those in effect on the date that the actions constituting the Change in Control shall have commenced, or relocation such that the Executive is required to permanently commute or relocate more than a fifty (50) mile radius of the Parent’s office location at the time of the Change in Control.

(E) Disability of Executive. In the event of the disability of the Executive, the Company may, unilaterally, terminate the Executive’s employment hereunder at any time upon written notice to the Executive. In the event the Executive’s employment is terminated pursuant to this Section 5(E), the Executive shall be entitled to no severance or other termination benefits from and after the termination of his employment except as provided in Sections 5(G),5 (H) and 5(I) hereof. For purposes of this Agreement, “disability” shall mean the Executive’s inability, with reasonable accommodation, to perform effectively the essential functions of his duties hereunder because of physical or mental disability for a cumulative period of 180 days in any consecutive 210 day period or other long term disability under the terms of the Company’s long-term disability plan, as then in effect. Any other rights and benefits the Executive may have under employee benefit plans and programs of the Company generally in the event of the Executive’s disability shall be determined in accordance with the terms of such plans and programs. Notwithstanding the foregoing, if the Executive’s employment is terminated pursuant to this Section 5(E), he shall be entitled to receive (i) the full amount of any unpaid Annual Cash Bonus for any calendar year of the Company prior to the year in which his employment is terminated, and (ii) if his employment is terminated after one-half ( 1⁄2) or more of a calendar year has transpired, pay to the Executive a portion of the Annual Cash Bonus for such calendar year in an amount, if any, provided for in Section 5(L).

(F) Executive’s Death. The Executive’s employment shall be terminated upon the death of the Executive. Any rights and benefits that the Executive’s estate or any other person may have under employee benefit plans and programs of the Company generally in the event of the Executive’s death shall be determined in accordance with the terms of such plans and programs. In the event the Executive’s employment is terminated pursuant to this Section 5(F), the Executive shall be entitled to no severance or other termination benefits from and after the termination of his employment except as provide in Sections 5(G), 5(H) and 5(I) hereof. Notwithstanding the foregoing, if the Executive’s employment is terminated pursuant to this Section 5(F), his estate shall be entitled to receive (i) the full amount of any unpaid Annual Cash Bonus for any calendar year of the Company prior to the year in which his employment is terminated, and (ii) if his employment is terminated after one-half ( 1⁄2) or more of a calendar year has transpired, pay to his estate a portion of the Annual Cash Bonus for such calendar year in an amount, if any, provided for in Section 5(L).

(G) Accrued and Unpaid Base Salary; Paid Time Off. If the Executive’s employment is terminated pursuant to this Section 5, the Executive (or his estate) shall be entitled to receive any and all accrued but unpaid Base Salary and Paid Time Off earned through the date of termination.

(H) Reimbursement of Expenses. In the event of the Executive’s termination pursuant to this Section 5, the Company shall reimburse the Executive (or his estate) for any and all out-of-pocket expenses reasonably incurred by the Executive consistent with Company policy prior to the date of such termination. All reimbursements under this Section 5(H) shall be made as soon as practicable following submission of a reimbursement request, but no later than the end of the year following the year during which the underlying expense was incurred.

(I) Continuing Benefits. Termination pursuant to this Section 5 shall not modify or affect in any way whatsoever any vested right of the Executive to benefits payable under any retirement or pension plan or under any other employee benefit plan of the Company, and all such benefits shall continue, in accordance with, and subject to, the terms and conditions of such plans, to be payable in full to or on account of the Executive after such termination.

(J) Equity Plans. As the Executive may be called upon to assist the Company (as described in Section 24 below), the Executive shall remain entitled to any rights or benefits under any equity agreement or plan to the extent such rights had vested through the date of termination and as provided in such agreement or plan for the following periods:

(i) in the event the Executive’s employment is terminated by the Company without Cause under Section 5(C) above within the first year of employment and prior to a Change in Control (as defined in Section 5(C)(iii) above), twenty-six (26) weeks;

(ii) in the event the Executive’s employment is terminated by the Company without Cause under Section 5(C) above after the first year of employment and prior to a Change in Control (as defined in Section 5(C)(iii) above), fifty-two (52) weeks; or

(iii) in the event the Executive’s employment is terminated by the Company without Cause under Section 5(C) above or at the election of the Executive for Certain Reasons under Section 5(D) above upon a Change in Control or within two years after a Change in Control (as defined in Section 5(C)(iii) above), two years.

(K) Company’s Obligation. The Company’s obligation to make the severance payments and provide benefits in each case required under Section 5 is conditioned upon the Executive’s: (i) execution, delivery to the Company and non-revocation of a general release in a form substantially similar to that attached hereto as Exhibit A within 60 days following termination of employment; and (ii) compliance with and continued observance in all material respects of the covenants contained in Sections 6, 7, 8 and 9 of this Agreement, and is subject to recoupment and forfeiture pursuant to the Company’s recoupment and forfeiture policies, as may be in effect from time to time, and as provided herein.

(L) Partial Year Bonus. If the Executive’s employment is terminated pursuant to either of Section 5(E) or Section 5(F) after more than one-half (1/2) of the calendar year shall have transpired, the Company shall pay to the Executive at the time specified below the Fraction (hereinafter defined) times the portion of the Annual Cash Bonus based upon the Executive’s salary and maximum target bonus percentage at that time that is attributable to the performance of the Company as a whole, but not any portion thereof that is attributable to the performance of the Executive and/or a portion of the Company of which the Executive is a part. The numerator of the Fraction shall be the number of months (including any fractional month as a full month) that the Executive was an employee of the Company during such calendar year, minus six (6), and the denominator of the Fraction shall be six (6). As an example, if the Executive’s employment with the Company is terminated in the first week of the tenth (10th) month, the Fraction shall be four-sixths (4/6), determined as follows: (x) ten (10) minus six (6), divided by (y) six (6). Any payment on account of a partial year bonus shall be made at the same time as payment is made to other executives of the Company under the MIP as stated in Section 2(B). If in connection with or following the termination of the Executive’s employment the Company shall amend the MIP and the Executive is entitled to benefits under either of Section 5(E) or Section 5(F) hereof, the amount of the Annual Cash Bonus to be paid thereunder shall equal the amount determined under the MIP as the same existed prior to the amendment thereof.

(M) Boards and Committees. Upon termination of the Executive’s employment for any reason, the Executive agrees to resign, as of the date of such termination and to the extent applicable, from all Boards and Committees thereof of the Company, upon which he serves.

6. Noncompetition Covenant. Executive acknowledges and agrees that the business of the Company is conducted primarily in the United States (the “Territory”), and that the Company’s reputation and goodwill are an integral part of its business success throughout the Territory. If the Executive deprives the Company of any of the Company’s goodwill or in any manner utilizes its reputation and goodwill in competition with the Company, the Company will be deprived of the benefits it has bargained for. Accordingly, during the term of this Agreement and for the greater of any period the Executive is receiving Severance Pay in accordance with this Agreement or one (1) year following the termination of the Executive’s employment (the “Noncompetition Period”), the Executive shall not, without the Company’s prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any profit or non-profit business or organization in the United States that, directly or indirectly, manufactures, markets, distributes or sells (through wholesale, retail or direct marketing channels including, but not limited to, mail order and internet distribution) vitamins, minerals, nutritional supplements, herbal products, sports nutrition products, bodybuilding formulas or homeopathic remedies (the “Competitive Products”) whereby a business engages in the sale/distribution of the Competitive Products that represent at least one third (1/3) of the gross sales of such business in the proceeding twelve (12) months from the Executive’s date of termination (the “Competitive Business”). In addition, during the Noncompetition Period, the Executive shall not, without the Company’s prior written consent, be employed by or perform services for the following entities, regardless of whether such entities constitute Competitive Businesses under the preceding sentence: GNC, Rite Aid, Whole Foods, Vitacost, Walgreens, CVS, Nature’s Bounty, Bodybuilding.com, Swanson, Sprout’s Sunflower Markets and Vitamin Cottage. Notwithstanding the foregoing, the Executive may be a passive owner (which shall not prohibit the exercise of any rights as a shareholder) of not more than 5% of the outstanding stock of any class of any public corporation that engages in a Competitive Business.

7. Nonsolicitation and Nondisparagement.

(A) For a period commencing on the Effective Date and ending at the expiration of the Noncompetition Period, the Executive shall not directly, or indirectly cause any other person or entity to, either for himself or for any other person, business, partnership, association, firm, company or corporation, hire from the Company or attempt to hire, divert or take away from the Company, any of the officers or employees of the Company who are employed by the Company or its affiliates or who left the employment of the Company or its affiliates coincident with, or within one year prior to, the termination of Executive’s employment with the Company; or cause any other person or entity to, either for himself or for any other person, business, partnership, association, firm, company or corporation, attempt to divert or take away from the Company or its affiliates any of the business or vendors of the Company, including, knowingly taking any action, directly or indirectly, that would interfere with any contractual or customer or supplier relationships of the Company.

(B) For a period commencing on the Effective Date and ending at the expiration of the Noncompetition Period, the Executive shall not, directly or indirectly, knowingly make any statement or other communication that impugns or attacks the reputation or character of the Company or its directors, officers or employees or damages the goodwill of the Company. During the same period, the Company and its directors and officers shall not, directly or indirectly, knowingly make any statement or other communication that impugns or attacks the reputation or character of Executive.

8. Nondisclosure. The Executive shall not at any time, whether during or after the termination of his employment, reveal to any person, association or company, marketing plans, strategies, pricing policies, product formulations and other specifications, customer lists and accounts, business finances or financial information of the Company or other information that the Company considers proprietary or confidential so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an officer of the Company or as may be in the public domain through no fault of his or as may be required by law and after prior notification to the Company.

9. Intellectual Property. Inventions and Patents. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether alone or jointly with others) while employed by the Company whether before or after the date of this Agreement (“Work Product”), belong to the Company or such subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after Executive’s employment with the Company) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

10. Remedies Upon Breach. The Executive agrees that any material breach of Sections 6,7, 8 and 9 of this Agreement by him could cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of any obligations hereunder, without the necessity of posting a bond, plus, if the Company finally prevails with respect to any dispute between the Company and the Executive as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the recovery of any and all costs and expenses incurred by the Company, including reasonable attorneys’ fees in connection with the enforcement of this Agreement.

11. Excise Taxes. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit the Executive would receive from the Company under this Agreement or otherwise (including, without limitation, any payment, benefit, entitlement or distribution paid or provided by the person or entity effecting the change in control) in connection with a change of control (the “Total Payments”) (a) constitute “parachute payments” within the meaning of Section 280G of the Code, and (b) but for this Section 11, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive will be entitled to receive either (i) the full amount of the Total Payments (taking into account the full value of the equity awards), or (ii) a portion of the Total Payments having a value equal to $1 less than three (3) times the Executive’s “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of clauses (i) and (ii), after taking into account applicable federal, state, and local income and employment taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Executive, on an after-tax basis, of the greatest portion of the Total Payments. Any determination required under this Section 11 shall be made in writing by the independent public accountants of the Company (the “Accountants”), whose determination shall be conclusive and binding for all purposes upon the Company and the Executive. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. If there is a reduction pursuant to this Section 11 of the Total Payments to be delivered to the Executive, such reduction shall occur in the following order: (i) any cash severance payable by reference to the Executive’s Base Salary or annual bonus, (ii) any other cash amount payable to Executive, (iii) any benefit valued as a “parachute payment,” and (iv) acceleration of vesting of any equity award. This Section 11 shall not apply, however, to any payment or benefit if the application of Section 280G(b)(5) of the Code to such payment or benefit results in such payment or benefit not constituting a parachute payment under Section 280G(b)(2). For the avoidance of doubt, in the event additional Total Payments are made to the Executive after the application of the cutback in this Section 11, which additional Total Payments result in the cutback no longer being applicable, the Company shall pay the Executive an additional amount equal to the value of the Total Payments which were originally cutback. The Company shall determine at the end of each calendar year whether any such restoration is necessary based on additional Total Payments (if any) made during such calendar year, and shall pay such restoration not later than March 15 of the following calendar year. For purposes of determining the order of reduction of amounts payable under the Policy, the order of reduction specified therein shall govern the reduction of such amounts and, if and to the extent not addressed therein, shall be reduced in accordance with the foregoing.

12. Indemnification. With the exception of any action that arises as a result of a failure of the Executive’s representations and warranties in Section 15 below, if the Executive becomes a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an officer, director, agent or employee of the Company or is or was serving at the request of the Company as an officer, director, agent or employee of another corporation or other entity, he shall be indemnified by the Company to the maximum extent permitted by applicable law and not inconsistent with the provisions of the certificate of incorporation and by-laws of the Company. The right of indemnification herein provided for shall not be deemed exclusive of any other rights to which the Executive may be entitled as a matter of law and any rights of indemnity under any policy of insurance carried by the Company.

13. Tax Withholding; Indemnification and Reimbursement of Payments on Behalf of Executive. All payments of Severance Pay and other compensation shall be subject to all applicable federal, state and local tax withholding, and any other withholding requirements applicable to such payments. The Executive shall be solely responsible for all applicable taxes imposed upon him as a result of any payment made to him by the Company, including any such payments that are subject to withholding taxes. In the event the Company is required to make any payment of such taxes, the Executive shall indemnify the Company for any amounts so paid (excluding any interest and penalties related thereto).

14. Acknowledgements. The Executive hereby acknowledges that the enforcement of the provisions of Sections 6 and 7 hereof may potentially interfere with his ability to pursue a proper livelihood. The Executive recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Executive agrees that, due to the proprietary nature of the Company’s business, the restrictions set forth in this Agreement are reasonable as to time and scope and do not unreasonably impair his ability to earn a living. The Executive hereby acknowledges that he has been advised to consult with an attorney before executing this Agreement and that he has done so or, after careful reading and consideration, he has chosen not to do so of his own volition.

15. Consent and Waiver by Third Parties. The Executive hereby represents and warrants (i) that his employment with the Company on the terms and conditions set forth herein and his execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party and (ii) that he is not bound by any other agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law provisions thereof.

17. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to the scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed and reformed by the appropriate judicial body by limiting and reducing such provision or provisions, so as to be enforceable to the maximum extent compatible with the applicable law.

18. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provisions hereof may be waived, only in accordance with this Section 18. No modification or waiver by the Company shall be effective without the express written consent of the Chairman of the Board then in office at the time of such modification or waiver, or if Executive also holds the position of Chairman of the Board, then the Chief Financial Officer then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement.

19. Entire Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and supersedes all prior agreements and understandings, both written and oral, between the Company and the Executive and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20. Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company shall have the right to assign this Agreement to its successors and assigns, and the rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

21. Notices. Unless otherwise stated, all notices hereunder shall be (i) delivered by hand, (ii) sent by first-class certified mail, postage prepaid, return receipt requested, or (iii) delivered by overnight commercial courier, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

If to Parent, VSI or the Company:

Vitamin Shoppe Industries Inc.

2101 91st Street

North Bergen, New Jersey 07047

Attention: Chairman of the Board

with a copy to:

Vitamin Shoppe, Inc.

2101 91st Street

North Bergen, NJ 07047

Attention: General Counsel

If to the Executive:

The Executive’s last known address on the records of the Company.

22. Survival of Obligations. The provisions of Sections 6, 7, 8 and 9 shall survive the termination or expiration of this Agreement as a continuing agreement of the Company and the Executive. The existence of any claim or cause of action by Executive against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement.

23. Arbitration. Any dispute, controversy, or claim arising out of or in connection with this Agreement or related to Executive’s employment by Company shall be submitted to and resolved by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted in New York, New York. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY FOR ANY DISPUTES HEREUNDER. Notwithstanding the foregoing, nothing in this Section 23 shall prevent the parties from exercising their right to bring an action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party hereto to comply with its obligations under Sections 6, 7, 8 and 9 of this Agreement.

24. Cooperation. Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder, but only to the extent the Company requests such cooperation with reasonable advance notice to Executive and in respect of such periods of time as shall not unreasonably interfere with Executive’s ability to perform his duties with any subsequent employer; provided, however, that the Company shall pay any reasonable travel, lodging and related expenses that Executive may incur in connection with providing such cooperation, to the extent approved by the Company prior to incurring such expenses. Executive is entitled to be paid or reimbursed for any expenses under this section, the amount reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred. Executive’s rights to payment or reimbursement of expenses pursuant to this section shall expire at the end of 20 years after the date of this Employment Agreement and shall not be subject to liquidation or exchange for another benefit.

25. Code Section 409A Compliance.

(A) The intent of the parties is that payments and benefits under this Agreement comply with Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Any payments that qualify for the short-term deferral exception, the separation pay exception or another exception under Code Section 409A shall be paid under the applicable exception to the maximum extent permitted. Each payment of compensation under this Agreement shall be treated as a separate payment of compensation for all purposes under Code Section 409A. In the event that the Company determines reasonably and in good faith that there is any provision of this Agreement that could cause the Executive to be subject to additional tax, interest or penalties under the provisions of Code Section 409A, such provision shall be interpreted and resolved in the manner the Company reasonably and in good faith deems necessary to prevent the application of such taxes, interest or penalties under Code Section 409A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A or damages for failing to comply with Code Section 409A.

(B) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amount or benefit upon or following a termination of employment if such payment or benefit constitutes a “deferral of compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such payment or benefit, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service”, such payment or benefit shall not be made or provided until the date which is the earlier of (i) the first day of the seventh month following the date of such “separation from service” of the Executive, and (ii) the date of the Executive’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(C) To the extent that severance payments or benefits pursuant to this Agreement are conditioned upon the execution and delivery by the Executive of a release of claims, the Executive shall forfeit all rights to such payments and benefits which constitute “deferred compensation” under Code Section 409A unless such release is signed and delivered, and the period for revocation has expired, within sixty (60) days following the date of the Executive’s termination of employment. In this regard, the Company agrees to provide the Executive with the form of release required under Section 5(K) no later than 5 days after the Executive’s termination date. If the foregoing release is executed and delivered and no longer subject to revocation as provided in the preceding sentence, then the following shall apply:

(i) To the extent that any such cash payment or continuing benefit to be provided is not “deferred compensation” for purposes of Code Section 409A, then such payment or benefit shall commence upon the first scheduled payment date immediately following the date that the release is executed, delivered and no longer subject to revocation (the “Release Effective Date”). The first such cash payment shall include payment of all amounts that otherwise would have been due prior to the Release Effective Date under the terms of this Agreement applied as though such payments commenced immediately upon the Executive’s termination of employment, and any payments made thereafter shall continue as provided herein.

(ii) To the extent that any such cash payment or continuing benefit to be provided is “deferred compensation” for purposes of Code Section 409A, then, subject to the delay set forth above in clause (B), if applicable, such payments or benefits shall be made or commence upon the sixtieth (60th) day following the Executive’s termination of employment. The first such cash payment shall include payment of all amounts that otherwise would have been due prior thereto under the terms of this Agreement had such payments commenced immediately upon the Executive’s termination of employment, and any payments made thereafter shall continue as provided herein.

(D) With respect to reimbursements or other in-kind benefits under this Agreement, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

(E) For purposes of Code Section 409A, the Executive’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be, to the extent permitted under Code Section 409A, within the sole discretion of the Company.

(F) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By:	/s/ Colin Watts
Colin Watts

3/3/15

VITAMIN SHOPPE, INC.

By:
Name:
Title:

VITAMIN SHOPPE INDUSTRIES INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By:
Colin Watts

VITAMIN SHOPPE, INC.

By:	/s/ Richard L Markee
	Name:	Richard L Markee
	Title:	Executive Chairman

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Richard L Markee
	Name:	Richard L Markee
	Title:	Executive Chairman